Exhibit 99.2

Regulus Announces Pricing of Public Offering of Common Stock

LA JOLLA, California – July 19, 2017 – Regulus Therapeutics Inc. (NASDAQ: RGLS), a biopharmaceutical company developing innovative medicines targeting microRNAs, today announced the pricing of an underwritten public offering of 44,000,000 shares of its common stock at the price to the public of $0.91 per share. Regulus has granted the underwriters a 30-day option to purchase up to an additional 6,600,000 shares of common stock. The offering is expected to close on or about July 25, 2017, subject to customary closing conditions. The net proceeds to Regulus from the offering, excluding any exercise by the underwriters of their 30-day option to purchase additional shares, are expected to be approximately $37.3 million after deducting underwriting discounts and commissions and other estimated offering expenses payable by Regulus. Regulus intends to use the net proceeds from the offering to fund clinical development of its clinical candidates, RG-012 and RGLS4326, development of its earlier microRNA development candidates and programs, for the identification and validation of additional microRNA targets, and for capital expenditures, working capital and general corporate purposes.

Leerink Partners is acting as sole book-running manager in the offering. Needham & Company and Wedbush PacGrow are acting as co-managers.

The securities described above are being offered by Regulus pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was previously filed by Regulus with the Securities and Exchange Commission (the “SEC”) and that was declared effective on May 2, 2016. A final prospectus supplement and the accompanying prospectus relating to the offering will be filed with the SEC and will be available for free on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering, when available, may be obtained from Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA02110, or by telephone at (800) 808-7525, ext. 6132, or by email at syndicate@leerink.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Regulus

Regulus is a biopharmaceutical company developing innovative medicines targeting microRNAs. Regulus is advancing several programs in renal, hepatic and central nervous systems diseases. Regulus maintains its corporate headquarters in La Jolla, CA.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements regarding the completion, timing and size of the offering, the net proceeds from the offering, the intended use of proceeds from the offering and the expected ability of Regulus to undertake certain activities and accomplish certain goals with respect to its development programs. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Regulus’ current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with market conditions and the satisfaction of closing conditions related to the public offering, as well as risks and uncertainties associated with Regulus’ business and finances in general, and the other risks described in Regulus’ quarterly report on Form 10-Q for the quarter ended March 31, 2017 and other filings with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Regulus undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Relations Contact:

Allison Wey

Vice President, Investor Relations and Corporate Communications

Regulus Therapeutics Inc.

858-202-6321

awey@regulusrx.com